UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2006

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 7, 2006, Harmonic (the “Company”) announced the retirement of Israel Levi from his position as Senior Vice President, Operations and Quality, and the appointment of Charles Bonasera to the position of Vice President of Operations. Mr. Bonasera, 49, was appointed to such position by the Company’s Board of Directors on October 31, 2006, and his appointment became effective on November 6, 2006. Mr. Bonasera reports to Patrick Harshman, the Company’s President and CEO, and is responsible for the Company’s worldwide manufacturing, quality control and operations organization.
Mr. Bonasera has spent more than 25 years in technology operations and manufacturing management. Mr. Bonasera joins the Company from Solectron Corporation, a leading global provider of electronics manufacturing services and supply chain solutions. Prior to his employment with Solectron, Mr. Bonasera also held senior management positions at Sun Microsystems.
Mr. Bonasera’s base salary is $210,000 per annum, and his annual target bonus under the Company’s 2006 Bonus Plan is 35% of his base salary. In addition, Mr. Bonasera was granted an option to purchase 25,000 shares of the Company’s common stock (the “Option”), at an exercise price per share equal to the fair market value of the Company’s common stock on the effective date of the grant. One-quarter of the shares subject to the Option vest one year after the effective date of grant and an additional 1/48th of the shares subject to the Option vest at the end of each month thereafter, contingent on Mr. Bonasera’s continued service as an employee of the Company. The term of the Option is seven years.
Mr. Levi is retiring from his position as Senior Vice President, Operations and Quality, but will remain an employee of the Company until February 28, 2007. Upon his retirement from the Company, he will receive, among other things, the following:
•	12 months salary and car allowance; and

•	12 months paid medical benefits, as well as certain Medicare payments on his behalf for such period.
Furthermore, Mr. Levi will continue to be eligible to participate in the Company’s 2006 Bonus Plan until his retirement from the Company.
On November 7, 2006, the Company issued a press release regarding the changes in management, a copy of which is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Harmonic Inc. press release dated November 7, 2006 announcing the changes in management.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.
Date: November 7, 2006

By:	/s/ Robin N. Dickson

Robin N. Dickson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Harmonic Inc. press release dated November 7, 2006 announcing the changes in management.